UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 15, 2005

Leap Wireless International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10307 Pacific Center Court, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-882-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

Waiver of Certain Defaults and Potential Defaults under Credit Agreement.

On April 12, 2005, the registrant’s wholly-owned operating subsidiary, Cricket Communications, Inc. (together with the registrant, the "Company"), requested a waiver of certain related defaults and potential defaults under the Credit Agreement, dated as of January 10, 2005, among the Company, Bank of America, N.A. as Administrative Agent, Goldman Sachs Credit Partners L.P., Credit Suisse First Boston and the other lenders party thereto (the "Credit Agreement").

On April 15, 2005, the Company’s requested letter of waiver (the "Letter Waiver") was executed by lenders holding more than 50% of the sum of the outstanding borrowings and the unused portion of the revolving credit facility under the Credit Agreement, and as a result, the Company was granted its requested waiver. Under the Letter Waiver:

• The deadline for providing the Company’s audited financial statements and compliance certificate for the fiscal year ended December 31, 2004 to its lenders has been extended until May 16, 2005;

• The deadline for providing the Company’s financial statements and the compliance certificate for the fiscal quarter ended March 31, 2005 to its lenders has been extended until June 15, 2005; and

• Any event of default under the Credit Agreement that may occur if the Company amends any of its prior period financial statements has been waived, provided that (i) the Company’s EBITDA, as defined under the Credit Agreement, is at least $217 million for the four quarters ended September 30, 2004 compared to the $219 million of EBITDA previously reported to the Company’s lenders, and (ii) neither the Company’s "Indebtedness," as defined in the Credit Agreement, nor its total liabilities, each as of September 30, 2004, shall be more than $10 million greater than the corresponding amounts previously reported to the Company’s lenders under the Credit Agreement.

The lenders under the Credit Agreement who executed the Letter Waiver included affiliates of Highland Capital Management, L.P. (a beneficial shareholder of Leap and an affiliate of James D. Dondero, a director of Leap).

The Company continues to work diligently to complete the review of its lease-related accounting practices and other issues that remain open as a result of delays caused by the lease-related issues. The Company expects that it will file its Annual Report on Form 10-K for the year ended December 31, 2004 prior to the May 16, 2005 deadline set forth in the Letter Waiver. The form of Letter Waiver executed by the required percentage of the Company’s lenders was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated April 12, 2005, filed with the Securities and Exchange Commission on April 13, 2005, which is incorporated herein by reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leap Wireless International, Inc.

April 15, 2005	By:	/s/ Dean M. Luvisa

Name: Dean M. Luvisa
Title: Acting Chief Financial Officer and Treasurer